AMENDMENT
                                     to the
                         POOLING AND SERVICING AGREEMENT
                          dated as of September 1, 2004
                                      among
                              ACE SECURITIES CORP.,
                             OCWEN FEDERAL BANK FSB,
                           WELLS FARGO BANK, N.A., and
                       HSBC BANK USA, NATIONAL ASSOCIATION

          ACE Securities Corp. Home Equity Loan Trust, Series 2004-SD1
                     Asset Backed Pass-Through Certificates


         This AMENDMENT (this "Amendment") is made and is effective as of this 18th day of November, 2004, among ACE Securities Corp., as depositor (the "Depositor"), Ocwen Federal Bank FSB, as servicer (the "Servicer"), Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and HSBC Bank USA, National Association, as (the "Trustee"), to the Pooling and Servicing Agreement relating to the above-captioned Asset Backed Pass-Through Certificates, dated as of September 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee.

                                    RECITALS
                                    --------

         WHEREAS, the parties hereto are entering into this Amendment pursuant to the first paragraph of Section 12.01 of the Pooling and Servicing Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

         SECTION 2. AMENDMENT. The parties hereto agree to amend the Pooling and Servicing Agreement as provided herein:

         (a) The definition of "Prepayment Period" in Section 1.01 of the Pooling and Servicing Agreement is hereby amended by deleting the definition in its entirety and replacing it with the following:

                  "Prepayment Period": With respect to prepayments in part, the prior calendar month; with respect to prepayments in full, the period from the 16th day of the prior calendar month to the 15th day of the month in which the Distribution Date occurs.


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         (b) Section 5.03(b) of the Pooling and Servicing Agreement is hereby amended by adding the following provision to the end of the first paragraph:

                  Notwithstanding the generality of the foregoing, for purposes of the Servicer's determination of whether or not a P&I Advance is required to be made on a Mortgage Loan for which the Mortgagor has failed to make one or more Monthly Payments due on such Mortgage Loan on or prior to the Cut-off Date, any Monthly Payment received by the Servicer during the Due Period relating to such Servicer Remittance Date shall be deemed to be the Monthly Payment due during such Due Period and the Servicer shall not be required to make a P&I Advance with respect to such Mortgage Loan. In addition, no portion of such Monthly Payment received on such Mortgage Loan will constitute the receipt of an Arrearage with respect to such Mortgage Loan unless all Monthly Payments required to be made on such Mortgage Loan for all prior Due Periods occurring subsequent to the Cut-off Date have been received by the Servicer.

                   SECTION 3. LIMITED EFFECT. Except as expressly amended and modified by this Amendment, the Pooling and Servicing Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Pooling and Servicing Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Pooling and Servicing Agreement, any reference in any of such items to the Pooling and Servicing Agreement being sufficient to refer to the Pooling and Servicing Agreement as amended hereby.

                  SECTION 4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof.

                  SECTION 5. COUNTERPARTS. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 6. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

                  SECTION 7. SUCCESSORS AND ASSIGNS. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

                  SECTION 8. SECTION HEADINGS. The section headings used in this Amendment are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                                     ACE SECURITIES CORP.,
                                                     as Depositor

                                                     By: /s/ Douglas K. Johnson
                                                        ------------------------
                                                     Name:   Douglas K. Johnson
                                                     Title:  President


                                                     By: /s/ Evelyn Echevarria
                                                        ------------------------
                                                     Name:   Evelyn Echevarria
                                                     Title:  Vice President


                                                     OCWEN FEDERAL BANK FSB,
                                                     as Servicer

                                                     By: /s/ Richard Delgado
                                                        ------------------------
                                                     Name:   Richard Delgado
                                                     Title:  Vice President


                                                     HSBC BANK USA, NATIONAL
                                                     ASSOCIATION,
                                                     not in its individual
                                                     capacity but solely as
                                                     Trustee

                                                     By: /s/ Susie Moy
                                                        ------------------------
                                                     Name:   Susie Moy
                                                     Title:  Vice President


                                                     WELLS FARGO BANK, N.A.,
                                                     as Master Servicer and
                                                     Securities Administrator

                                                     By: /s/ Peter A. Gobel
                                                        ------------------------
                                                     Name:   Peter A. Gobel
                                                     Title:  Vice President